Exhibit 99.1

Arotech Strengthens Corporate Governance by Adopting a Lead Independent Director Charter and Selecting Lead Director

Board also votes to keep positions of Chairman and CEO separate going forward

Ann Arbor, Michigan – March 4, 2016 – Arotech Corporation (Nasdaq GM: ARTX) announced today that its Board of Directors had voted yesterday to strengthen Arotech’s corporate governance by creating the post of Lead Independent Director and by adopting a Lead Independent Director Charter, to be available on Arotech’s website at http://content.stockpr.com/arotech/media/5239a829da7db7747afc24f2e1f73af3.pdf.

The Board of Directors also voted that it would keep the positions of Chief Executive Officer and Chairman of the Board separate even after the term of the current Chairman of the Board, Robert S. Ehrlich, expires following the next annual meeting of Arotech’s stockholders.

The post of Lead Independent Director is intended to create a liaison between the independent directors and management, and is considered an important corporate governance feature in companies where the Chairman of the Board is a part of executive management. The Lead Independent Director is responsible for chairing meetings in the absence of the chairman, for chairing executive sessions of the independent directors, and for serving as a liaison to facilitate communications between independent members of the Board and management. The Lead Independent Director is also available as a contact point for stockholders who wish to communicate with the independent directors without going through management. The independent directors of Arotech have chosen Jon Kutler as their Lead Independent Director. Mr. Kutler can be contacted by stockholders by email at lead-independent-director@arotech.com.

Mr. Kutler has been an Arotech director since February 2016. Mr. Kutler is a recognized investor, investment banker and expert in the aerospace and defense industries. After service in the U.S. Navy and nearly a decade on Wall Street, Mr. Kutler founded Quarterdeck Investment Partners, Inc., a leading international investment bank focused exclusively on the global aerospace and defense markets. He sold Quarterdeck to Jefferies & Company in 2002 to focus on private equity investments under Admiralty Partners (www.admiraltypartners.com). Mr. Kutler has been profiled in numerous international trade and business publications and television and has been a leading voice regarding trends in the aerospace and defense sectors. He is a Trustee of the California Institute of Technology where he serves as Chairman of the Jet Propulsion Lab Committee. Mr. Kutler is a graduate of the United States Naval Academy and he received his Masters of Business Administration from Harvard University.

“Creating the post of lead independent director is an important improvement in Arotech’s corporate governance, demonstrating the board’s commitment to transparency, independence and creating sustainable shareholder value,” said Arotech Executive Chairman Robert S. Ehrlich. “I look forward to working closely with Jon, whose deep business experience has already contributed a great deal to Arotech’s board in the short time that he has been a director.”

About Arotech Corporation

Arotech Corporation is a leading provider of quality defense and security products for the military, law enforcement and homeland security markets, including multimedia interactive simulators/trainers and advanced zinc-air and lithium batteries and chargers. Arotech operates two major business divisions: Training and Simulation, and Power Systems.

Arotech is incorporated in Delaware, with corporate offices in Ann Arbor, Michigan, and research, development and production subsidiaries in Michigan, South Carolina, and Israel. For more information on Arotech, please visit Arotech’s website at www.arotech.com.

Investor Relations Contacts:

Brett Maas / Rob Fink
Hayden IR
(646) 536.7331 / (646) 415.8972
ARTX@haydenir.com

Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary materially. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for Arotech’s products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders (including as a result of budgetary cuts resulting from automatic sequestration under the Budget Control Act of 2011); and other risk factors detailed in Arotech’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and other filings with the Securities and Exchange Commission. Arotech assumes no obligation to update the information in this release. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.